UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, on March 7, 2016, iHeartCommunications, Inc., a wholly-owned subsidiary of iHeartMedia, Inc. (the “Company”), initiated an action against, among others, certain holders of the Company’s senior secured indebtedness (the “Holders”), which is styled iHeartCommunications, Inc., f/k/a Clear Channel Communications, Inc. v. Benefit Street Partners LLC, et al., and is pending in the 285th Judicial District, Bexar County, Texas (the “Texas Court”), as Cause No. 2016 CI 04006 (the “Texas Litigation”). The Texas Litigation relates to the contribution (the “Contribution”) on December 3, 2015 of 100,000,000 shares of Class B common stock of Clear Channel Outdoor Holdings, Inc. (the “Shares”), from Clear Channel Holdings, Inc., one of the Company’s wholly-owned subsidiaries that is a “restricted subsidiary” under the Company’s various debt documents, to Broader Media, LLC, one of the Company’s wholly-owned subsidiaries that is an “unrestricted subsidiary” under the Company’s various debt documents. Certain of the Holders have alleged that the Contribution violated certain covenants in certain of the Company’s priority guarantee note indentures and issued notices of default on March 7, 2016 (the “Notices of Default”).

As previously disclosed, on March 9, 2016, the Company obtained a temporary restraining order from the Texas Court (i) rescinding the Notices of Default until the temporary restraining order expires pursuant to its terms or until further order of the Texas Court, and (ii) restraining and enjoining the defendants in the Texas Litigation from issuing additional notices of default on the priority guarantee notes or any other indebtedness of the Company based upon the Contribution. As a condition to obtaining the temporary restraining order from the Texas Court, the Company agreed not to sell, transfer, encumber, pledge, hypothecate or otherwise dispose of any interest in, or proceeds of, the Shares until such time as a hearing may be held for a temporary injunction. On April 4 and 5, 2016, the Texas Court held a hearing on the Company’s application for a temporary injunction. On April 6, 2016, the Texas Court ordered, on the agreement of the appearing parties, to extend the temporary restraining order until the conclusion of a trial on the merits, which the Texas Court scheduled to begin on May 16, 2016.

As previously announced on May 2, 2016, the Company entered into mediation with certain of the Holders to try to resolve the dispute and to explore possible alternatives to the terms of the Company’s existing senior secured indebtedness. In connection with the mediation, the Company and the Holders entered into non-disclosure agreements (“NDAs”). The Company is making the disclosures herein in accordance with the terms of the NDAs.

In addition to discussions with respect to the merits of the litigation, the mediation included continued negotiation with respect to various proposals to amend the terms of the Company’s credit agreement and, through a series of exchange offers, the priority guarantee note indentures. In connection with the mediation, on May 13, 2016, certain Holders provided the Company with a proposal, a copy of which is attached hereto as Exhibit 99.1, and on May 15, 2016, the Company provided the Holders with a counterproposal, a copy of which is attached hereto as Exhibit 99.2. As of May 16, 2016, the Company had not provided such Holders with, nor had it provided such Holders access to, confidential information.

Although the mediation was continuing as of May 16, 2016, the trial is nevertheless scheduled to begin as of such date. The outcome of the litigation may have a substantial bearing on the outcome of these negotiations, which may be discontinued at any time by any party.

There can be no assurance that any agreement will be reached by the Company and the Holders or any other debt holder of the Company with respect to any or all of the issues embodied in the term sheets, and the transactions contemplated by the term sheets would be subject to the negotiation and execution of definitive documentation and an amendment to the Company’s credit agreement and, through a series of exchange offers, the priority guarantee note indentures, and require the consent of additional debt holders who are not party to the negotiations.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Term Sheet provided by certain of the Holders to the Company on May 13, 2016 (incorporated by reference to Exhibit 99.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on May 16, 2016)

99.2	Term Sheet provided by the Company to the Holders on May 15, 2016 (incorporated by reference to Exhibit 99.2 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on May 16, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: May 16, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Term Sheet provided by certain of the Holders to the Company on May 13, 2016 (incorporated by reference to Exhibit 99.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on May 16, 2016)

99.2	Term Sheet provided by the Company to the Holders on May 15, 2016 (incorporated by reference to Exhibit 99.2 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on May 16, 2016)

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